EXHIBIT 10.1

CREDIT AGREEMENT dated as of October 5, 2005, between VENDING DATA CORPORATION, a Nevada corporation (hereinafter called the "Company"), LC Capital Master Fund, Ltd., a New York limited liability company ("Lampe"), and Triage Capital Management L.P., a Delaware limited partnership ("Triage") Triage Capital Management B, L.P., a Delaware limited partnership ("Triage B"), and Triage Offshore Fund, Ltd. ("Triage Offshore," and Triage, Triage B, Triage Offshore and Lampe being hereinafter collectively called the "Lenders"), and Lampe, as agent for the Lenders (Lampe in such capacity being hereinafter called the "Agent").

The Company has applied to the Lenders for loans (the "Loans") in the aggregate principal amount of $5,000,000 during the period from the date hereof to a final maturity date of the Loans of October 1, 2006. The proceeds of the Loans are to be used by the Company for the purpose set forth in Section 1A hereof and for working capital purposes. The Lenders are willing to make the Loans to the Company, upon the terms and subject to the conditions hereinafter set forth, in amounts equal, for Lampe, to 50% of the applicable Loan; for Triage, to 17.5% of the applicable Loan; for Triage B, to 22.5% of the applicable Loan, and for Triage Overseas, to 10% of the applicable Loan (each such Lender's "Share"). Accordingly, the Company, the Lenders and the Agent agree as follows:

SECTION 1. Loans. Each Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make its Share of the Loans to the Company. Each Loan shall be in the aggregate principal amount of at least $100,000, which may be increased for each Loan in increments of at least $25,000, up to a maximum principal amount for the first Loan of $1,000,000 and for any subsequent Loan of $500,000; provided, however, that if on or before November 15, 2005, the Company fails to acquire the intellectual property (the "IP Acquisition") described in that certain letter from the Company to the Lenders dated the date of this Agreement for the amount specified therein (the "IP Acquisition Amount") then the maximum amount of both the Loans in the aggregate and the applicable Loans to be made on the next date for the making of Loans shall be reduced by the IP Acquisition Amount. Each Loan shall be made, subject as aforesaid, in two-week intervals, in each case on five business days' prior written notice from the Company to the Agent that the applicable conditions set forth in Section 5 hereof have been satisfied. Each Loan shall be evidenced by a promissory note, substantially in the form attached hereto as Exhibit A (hereinafter collectively called the "Notes"), payable to the order of the applicable Lender, duly executed on behalf of the Company, dated the date of issuance and in the principal amount of such Lender's Share of such Loan. The principal amount of the Notes shall be due and payable on October 1, 2006, subject to mandatory prepayment as provided in Sections 1A(c) and 2(b) hereof. Each Note shall bear interest from its date (computed on the basis of the actual number of days elapsed over a year of 365/366 days) at a rate equal to nine percent (9%) per annum. Interest on each Note shall be due and payable monthly in arrears on the first day of each month, commencing on the first of such dates following the date of the issuance of the applicable Note.

SECTION 1A. Cure of Default Under February/March Notes; Related Condition of Lending and Mandatory Prepayment. The Company acknowledges that it is currently in default in the payment of interest in the amount of $600,000 (the "Interest Amount") on the Company's 10% secured convertible notes due February and March 2008 (the "February/March Notes"). The Company agrees that (a) the first $600,000 of the initial Loans hereunder will be applied directly to the payment in full of the Interest Amount; (b) as a condition to the obligation of the Lenders to make any Loans hereunder in addition to the initial Loans, within two weeks after the date of the initial Loans hereunder the Company will obtain the consent of a majority in principal amount of the holders of the February/March Notes not affiliated with either Lender to the execution and delivery of this Agreement and the Amendment to Security Agreement in the form of Exhibit C attached and the consummation of all transactions provided for herein and therein; and (c) if the condition set forth in Section 1A (b) is not fulfilled, the Lenders may by written notice to the Company terminate their obligation to make further Loans hereunder and demand payment in full of the entire principal amount of all Notes then outstanding and all accrued and unpaid interest thereon and all other amounts then owed the Lenders, whereupon all such amounts shall become so due and payable.

SECTION 2. Prepayments.

(a) Optional Prepayment of Notes. Upon at least three business days= prior written or telegraphic notice to the Lenders, the Company may at its option prepay the Notes in whole at any time or in part from time to time without penalty or premium. Each optional prepayment of the Notes shall be applied to the outstanding Notes in the inverse order of maturity, pro rata in accordance with each Lender's Share. Each partial prepayment pursuant to this Section 2(a) on the Notes shall be in the aggregate principal amount of $10,000 or an integral multiple thereof and shall be accompanied by the payment of accrued interest on the amount of such prepayment to the date thereof.

(b) Mandatory Prepayment of Notes. The Notes shall be subject to mandatory prepayment as follows:

(X) If the Company or any subsidiary thereof shall (i) issue any capital stock or other equity securities of the Company or any such subsidiary or any equivalents (however designated) of equity securities of the Company or any subsidiary thereof (including, without limitation, any equity securities issued upon the exercise of any warrants or options or other rights to purchase equity securities of the Company or any such subsidiary); or (ii) sell, lease, license, or otherwise transfer for value any of its assets (including, without limitation, any intellectual property), the Company shall immediately apply the net cash proceeds thereof (x) to the payment of all accrued and unpaid interest on the Notes and any other amounts then owed the Lenders and then (y) to the payment of the principal amount of the Notes then outstanding, in the inverse order of maturity.

(Y) If the Lenders deem themselves, in their sole discretion, to be insecure, the Lenders may, by notice given on November 15, 2005, terminate their obligation to make further Loans hereunder and demand payment in full of the entire principal amount of all Notes then outstanding and all accrued and unpaid interest thereon and all other amounts then owed the Lenders on or before March 15, 2006, whereupon all such amounts shall become so due and payable.

(c) No Reborrowing. The Company may not reborrow any amount prepaid under this Section 2, and the obligation of the Lenders to make Loans hereunder in respect of any such prepayment shall be terminated.

SECTION 3. Cash Flow Forecast.

Attached hereto as Exhibit B is a Cash Flow Forecast for the Company for the 13-week period commencing September 30, 2005, and ending December 30, 2005 (the "Initial Forecast"). At the initial Closing, the Company will provide to the Agent and the Lenders, as condition to closing, an updated forecast in the form of the Initial Forecast (the "Closing Forecast"). At the end of the first calendar two weeks following the initial Closing and for each calendar two-week period thereafter until payment in full of the Notes and all other liabilities and obligations of the Company to the Lenders and the Agent, the Company will provide to the Agent and the Lenders (a) an updated forecast in the form of the Closing Forecast for the ensuing 13-week period (the "Current Forecast") and (b) a statement of actual cash flow for the preceding two-week period using the format of the Current Forecast (the "Current Cash Flow Report"). If for any period of either (x) three consecutive two-week periods or (y) three two-week periods of any consecutive four two-week periods the actual cash flow shown on the applicable Current Cash Flow Reports is less than 90% of forecast cash flow for the applicable Current Forecasts, (a "Cash Flow Shortfall") then the Lenders, in their discretion, may (i) refuse to make further Loans to the Company and/or (ii) declare an Event of Default pursuant to Section 8 (e) of this Agreement.

SECTION 4. Representations and Warranties of the Company.

The Company represents and warrants to the Agent and the Lenders as follows:

4.1. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Notes, (ii) the ability of the Company to perform its obligations hereunder or under the Loan Documents, or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

4.2. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Loan Documents, to issue the Notes in accordance with the terms hereof, and to issue the Warrants and the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, (ii) the execution, delivery and performance of the Loan Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any or any committee of the Board of Directors is required, and (iii) the Loan Documents, upon execution and delivery, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.3. Stockholder Authorization. Neither the execution, delivery or performance by the Company of the Loan Documents nor the consummation by it of the transactions contemplated hereby or thereby requires any consent or authorization of the Company's stockholders, including but not limited to consent under Section 705 of the Amex Company Guide or any similar rule.

4.4. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock is set forth on Schedule X. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options, preferred stock or other securities will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Warrants and as set forth on Schedule X, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Convertible Notes of the Company issued in February and March 2005 and the Warrant Shares (as defined in the Warrants). Schedule X sets forth all of the Company-issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance or exercise of the Warrants in accordance with the terms of this Agreement. The Company has furnished to the Agent and the Lenders true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

4.5. Issuance of Notes, etc. The Notes, upon issuance in accordance with the terms of this Agreement, will be validly issued and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Warrant Shares are duly authorized and, as applicable, reserved for issuance, and, upon issuance pursuant to the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. Upon the amendment and restatement of the Company's Articles of Incorporation, the Company will upon reserve for issuance pursuant to the Warrants an aggregate number of shares of Common Stock, representing the maximum number of Warrant Shares initially issuable upon the exercise in full of the Warrants (the "Reserved Amount").

4.6. No Conflicts. Unless otherwise noted in this Agreement, the execution, delivery and performance of the Loan Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject and gaming laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Lender holds any Notes, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by the Loan Documents, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under the Loan Documents, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the American Stock Exchange ("Market/Exchange") and does not reasonably anticipate that the Common Stock will be delisted by the Market/Exchange for the foreseeable future.

4.7. SEC Documents, Financial Statements. Since December 31, 2004, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act all of which are listed in Schedule Y hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Lender true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

4.8. Absence of Certain Changes. Since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

4.9. Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC or the Market Exchange, pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

4.10. Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents filed prior to the date hereof, neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

4.11. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.12. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Agent or the Lenders in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

4.13. Acknowledgment Regarding Lenders' Acquisition of the Notes. The Company acknowledges and agrees that none of the Agent or the Lenders is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Agent and the Lenders is "arms-length" and any statement made by any either Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Lender's making the Loans or acquiring of the Notes and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

4.13A. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Warrant Shares. The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the registration statement required to be filed pursuant to the Warrants.

4.14. Title. Except for the first priority security interest granted to [Premier Trust, Inc.], the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

4.15. Tax Status. Except as set forth in the SEC Documents, the Company and each of its subsidiaries has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

4.16.  Insurance. The Company has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

4.17. Environmental Matters. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

4.18. Inventory. All inventory of the Company and its subsidiaries is valued on the Company's consolidated books and records at the lower of cost, determined by the "first in, first out" method of accounting, or the fair market value thereof. Except, to the extent of the Company's actual and potential reserves for obsolete or unmerchantable inventory reflected and discussed in the Company's SEC Documents, all such inventory, after consideration of reserves consisting of finished goods is of merchantable quality and is saleable in the ordinary course of business consistent with past practice.

4.19. Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act" ), and the rules and regulations promulgated thereunder, that are effective as of the date hereof, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

4.20. Indebtedness. Schedule XX hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

SECTION 5.  Conditions of Lending.

(1) The obligation of the Lenders to make the first Loan hereunder to the Company is subject to the following conditions precedent:

(a) No Event of Default shall have occurred and be continuing or shall result from the making of the first Loan.

(b) The Lenders shall have received certified copies of all documents evidencing corporate action taken by the Company relative to the completion and carrying out of this Credit Agreement, all in form and substance satisfactory to the Lenders and their counsel.

(c) The representations and warranties contained in Section 4 hereof shall, except as affected by transactions expressly contemplated hereby, be true and accurate on and as of the date of the first Loan as though made on and as of such date.

(d) The Lenders shall have received a certificate or certificates of one or more of the principal officers of the Company dated the date of the first Loan to the effect specified in paragraph (a) and in paragraph (c) of this Section 5.

(e) The Lenders shall have received the Closing Forecast.

(f) The Company shall have executed and delivered to the Agent for the benefit of the Lenders an Amendment to Security Agreement (such Security Agreement, together with this Agreement and the Notes, being herein sometimes collectively called the "Loan Documents") in the form of Exhibit C attached creating the lien on the assets of the Company as described therein, and the security interest created thereby shall have been perfected.

(g) The Company shall have issued the Warrants to the Lenders.

(h) The Lenders shall have received the favorable written opinion of Preston, Gates & Ellis, counsel to the Company, dated on the date of the first Loan, satisfactory in form and substance to the Lenders and their counsel, covering such matters as the Lenders and their counsel shall request.

(i) All legal matters incidental to the transactions contemplated hereby shall be satisfactory to counsel for the Lenders.

(2) The obligation of the Lender to make additional Loans shall be subject (a) to the satisfaction of the conditions precedent set forth in Section 5 (1)(a), (c), (d) and (i) as of the date of each such Loan and (b) to the compliance by the Company with all requirements of Section 1A hereof and of Section 3 hereof with respect to all Current Forecasts and related minimum cash flow requirements.

SECTION 6. Covenants.

From and after the date of execution hereof and so long as any of the Notes shall be outstanding, unless the Lenders shall otherwise consent in writing, the Company will observe and perform for the benefit of the Lenders each of the terms, covenants and conditions contained in Sections 7.5, 7.7, 7.9, 7.10 and 7.11 of the form of Subscription Agreement with respect to the Company's March 2005 Note Issue, on its part to be observed and performed. All such terms, covenants and conditions are incorporated by reference herein in haec verba, except (a) the term "Purchaser" whenever used therein shall be deemed to refer to the Lenders; and (b) the term "Notes" whenever appearing therein shall be deemed to refer to the Notes hereunder. In addition to the foregoing, the Company will (a) keep and observe all provisions of Section 3 hereof and (b) use its best efforts in good faith to obtain amendments to the February/March Notes1  to enable the Lenders to obtain a first lien on the Company's accounts receivable, domestic inventory and intellectual property assets.

SECTION 7. The Warrants.

At delivery of the first Note, the Company shall issue to each Lender detachable warrants in the forms attached hereto as Exhibits D-1 and D-2, exercisable as set forth therein, to purchase, in the case of each Warrant, such Lender's Share of a total of 3,000,000 shares of Common Stock of the Company at an exercise price of $1.25 per share (the "Warrant Shares). If, on the date which is four months from the date of the initial Closing, the Lenders are no longer obligated to make Loans or are in breach of their obligations hereunder (unless the Company has borrowed the maximum amount of Loans hereunder), the number of Warrant Shares shall be reduced from 3,000,000 in the aggregate for all Warrants to 1,500,000 in the aggregate for all Warrants. If no reduction occurs pursuant to the immediately preceding sentence and, on the date which is eight months from the date of the initial Closing, the Lenders are no longer obligated to make Loans or are in breach of their obligations hereunder (unless the Company has borrowed the maximum amount of Loans hereunder), the number of Warrant Shares shall be reduced from 3,000,000 in the aggregate for all Warrants to 2,250,000 in the aggregate for all Warrants.

SECTION 8. Events of Default.

The occurrence of any of the following events shall constitute an event of default hereunder (an AEvent of Default@):

(a) The Company fails to pay any principal, interest or any other payment required under the Notes when due and payable and whether upon stated maturity or otherwise;

(b) The Company fails to comply with any other covenant herein contained and does not cure such failure within five (5) days after written notice thereof by the Agent or either Lender to the Company;

(c) Any representation or warranty made by the Company proves to have been untrue in any material respect when made;

(d) The Company commences a voluntary case or proceeding as debtor under the Bankruptcy Code, or a voluntary petition or an answer seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, now or hereafter existing, or takes any action indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; the Company applies for, or consents to or acquiesces in the appointment of, a receiver or trustee for it or for all or a substantial part of its property; the Company makes an assignment for the benefit of creditors; or the Company admits in writing its inability to pay its debts as they mature;

(e) A Cash Flow Shortfall (as defined in Section 3 above) shall have occurred;

(f) An event shall have occurred and be unremedied which, in the discretionary judgment of the Lenders, has a Material Adverse Effect; or

(g) An event of default, or event which, with notice or lapse of time or both, would become an event of default, under any other agreement or instrument in respect of any indebtedness or equivalent obligation of the Company shall occur and not be remedied in accordance with such agreement or instrument.

Upon the occurrence of an Event of Default, the Agent or either Lender may, in addition to any rights and remedies (including the rights and remedies contained in the Security Agreement) otherwise available to the Lenders, by notice of default given to the Company, declare the then outstanding principal balance of and accrued interest on the Notes to be forthwith due and payable, whereupon the unpaid principal amount, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained to the contrary therein.

SECTION 9. The Agent.

Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

SECTION 9.1. Agent's Reliance, Etc.

Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Lenders for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.2. Lampe and Affiliates.

With respect to the Loans made by it and the Notes issued to it, Lampe shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated include Lampe in its individual capacity. Lampe and its affiliates may generally engage in any kind of business with the Company, any of its subsidiaries and any person who may do business with or own securities of the Company or any such subsidiary, all as if Lampe were not the Agent and without any duty to account therefor to the Lenders.

SECTION 9.3. Lender Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the SEC Documents and financial statements referred to in Section 4.7 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 9.4. Indemnification.

The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by persons which are not Lenders, ratably according to the respective amounts of their Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modifications, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company.

SECTION 9.5. Successor Agent.

The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent.

SECTION 10. Lenders' Investment Representation.

Each Lender represents that it is acquiring the Notes for its own account and not with a view to the public distribution thereof, and that no Lender has any present intention of distributing or reselling the Notes.

SECTION 11. Amendments.

This Credit Agreement may be amended only by an express written agreement signed by the Lenders, the Agent and the Company.

SECTION 12. Financial Advisor.

The Agent may engage The Recovery Group, a Massachusetts corporation,  or a firm of comparable expertise (the "Financial Advisor") to provide financial advisory services to the Lenders, including, without limitation, review of the Company's operations, business plan, cash management and related matters. The Company will afford the Financial Advisor its complete cooperation and will be responsible for payment of its fees and expenses.

SECTION 13. Expenses.

The Company will be responsible for all fees and expenses associated with this Agreement, including the fees and expenses of counsel to the Lenders and of the Financial Advisor. In addition, if the Company defaults hereunder, it shall reimburse the Agent and the Lenders for all reasonable costs of collection, including reasonable attorneys= fees and expenses awarded by a court or other tribunal of competent jurisdiction in an action brought by the Lenders to enforce the terms of this Agreement, the Loan Documents or the Notes.

SECTION 14. No Usury.

Nothing herein contained shall be construed or so operate as to require the Company or any other person liable for the payment of any part of the debt evidenced by the Notes to pay interest in an amount or at a rate greater than the highest permissible under applicable law. The Company agrees that the interest rate contracted includes the interest rate set forth in the Notes and any other charge, fee, cost or expense incident hereto and paid by the Company or on its behalf to the extent the same are deemed to be interest under applicable law.

SECTION 15. Entire Agreement.

This Agreement embodies the entire agreement and understanding by and between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings related thereto.

SECTION 16. Addresses for Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt, postage prepaid, and addressed as follows (or at such other address(es) as a party may designate for itself by like notice):

To the Company	VendingData Corporation
6830 Spencer Street
Las Vegas, NV 89119
Attn: Arnold Galassi

To the Lenders	LC Capital Master Fund, Ltd.
680 Fifth Avenue
12th Floor
New York, NY 10019
Attn: Steven Lampe

Triage Capital Management L.P., Triage Capital Management B, L.P., and Triage Offshore Fund, Ltd.
401 City Avenue
Bala Cynmyd, PA 19004
Attn: Mark Wittman

To the Agent	LC Capital Master Fund, Ltd.
680 Fifth Avenue
12th Floor
New York, NY 10019
Attn: Steven Lampe

SECTION 17. Miscellaneous.

(a) Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Note and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, the Company will execute and deliver, in lieu thereof, a new Note of like tenor.

(b) Successors. All the covenants, agreements, representations and warranties contained in this Agreement shall bind the Company, the Lenders and their respective heirs, executors, administrators, distributes, successor and assigns permitted in accordance with this Agreement.

(c) Headings. The section headings in this Agreement are inserted for purposes of convenience only and shall have no substantive effect.

(d) Severability. In the event of any one or more of the provisions contained in this Agreement or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

(e) Law Governing. This Agreement is delivered in the State of Nevada and shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of Nevada, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the Company, the Lenders and the Agent have executed and delivered this Agreement on and as of the day and year first above written.

THE COMPANY:

VENDINGDATA CORPORATION,
A Nevada corporation,

By: James E. Crabbe
Name: James E. Crabbe
Title: Chairman of Board

THE LENDERS:

LC CAPITAL MASTER FUND, LTD.,
a New York limited liability company,

By: R. F. Conway
Name: Richard F. Conway
Title: Director

TRIAGE CAPITAL MANAGEMENT L.P.,
a Delaware limited partnership

BY: Leon Frenkel
Name: Leon Frenkel
Title: Senior Manager

TRIAGE CAPITAL MANAGEMENT B, L.P.

BY: Leon Frenkel
Name: Leon Frenkel
Title: Senior Manager

TRIAGE OFFSHORE FUND, LTD.

BY: Leon Frenkel
Name: Leon Frenkel
Title: Senior Manager

THE AGENT:

LC CAPITAL MASTER FUND, LTD., LLC,
a New York limited liability company

BY: R. F. Conway
Name: Richard F. Conway
Title: Director